Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 30, 2005, accompanying the July 31, 2005 consolidated financial statements of Prosoft Learning Corporation, contained in the VCampus Corporation Registration Statement and Prospectus.  We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/  Hein & Associates LLP

Hein & Associates LLP

Denver, Colorado

November 15, 2006